Exhibit 11.01

                                                 ALLIANCE SEMICONDUCTOR CORPORATION

                                              COMPUTATION OF NET INCOME(LOSS) PER SHARE
                                                    AND COMMON EQUIVALENT SHARES
                                                                           Three Months Ended                Six Months Ended
                                                                              September 30,                    September 30,
                                                                          1997             1996             1997            1996
                                                                        --------         --------         --------        --------
                                                                        (in thousands, except per        (in thousands, except per
                                                                               share data)                       share data)
Net income (loss) ..............................................        ($ 4,551)        ($ 2,455)        ($ 3,443)        ($12,490)
                                                                        ========         ========         ========         ========

Weighted average number of common shares
    outstanding during the period ..............................          39,175           38,483           39,087           38,450

Weighted-average common stock equivalents
    (calculated using the "treasury stock"
    method)  representing  shares  issuable
    upon  exercise  of  employee  stock
    options ....................................................            --               --               --               --
                                                                        --------         --------         --------         --------
Weighted-average common shares and equivalents .................          39,175           38,483           39,087           38,450
                                                                        ========         ========         ========         ========
Net income (loss) per share ....................................        ($  0.12)        ($  0.06)        ($  0.09)        ($  0.32)
                                                                        ========         ========         ========         ========

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